Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59958) pertaining to the Amazon.com, Inc. 2001 Stakeholder Trust Plan of Amazon.com, Inc. of our report dated February 14, 2003, with respect to the financial statements of the Amazon.com, Inc. 2001 Stakeholder Trust Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Seattle, Washington
April 24, 2003

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